Exhibit 10.2

PROMISSORY NOTE

$2,000,000.00	Seattle, Washington

April 23, 2021

FOR VALUE RECEIVED, PATRICK T. FILES, JR. and JENNIFER S. FILES, husband and wife (collectively “Borrower”), promise to pay, in lawful money of the United States of America, to the order of VAULT HOLDING, LLC, a Delaware limited liability company (“Lender”), at 3535 Factoria Boulevard, Suite 500, Bellevue, Washington 98006, or such other place either within or without the State of Washington as Lender may designate in writing from time to time, the principal sum of TWO MILLION and no/100 Dollars ($2,000,000.00), or so much thereof as advanced by Lender in accordance with the terms and conditions of that certain Loan Agreement of even date herewith by and between Borrower and Lender (together with all supplements, exhibits, amendments and modifications thereto, the “Loan Agreement”), with interest on the unpaid principal balance at the rates provided below.

1. Interest Only.

(a) Interest Rate. From the date hereof, the principal balance under this Note shall bear interest at the rate of eight percent (8%) per annum. Interest shall be calculated based on the actual number of days elapsed in a 360-day year.

(b) Payments. Borrower shall make consecutive monthly payments of all accrued interest on Note commencing May 1, 2021, and then on the first day of each month thereafter throughout the term hereof. The entire principal balance of this Note and all unpaid accrued interest thereon shall be due and payable in full on or before April 23, 2022.

2. PREPAYMENT.

This Note may be prepaid in whole or in part at any time without any penalty or fee. Any partial prepayment shall not extend, postpone or change the due dates of any payments required by Paragraph 1(b) above or change the amounts thereof.

3. LATE CHARGE.

If any monthly payment is not made within ten (10) days of the due date, Borrower shall pay to Lender on demand a late charge equal to five percent (5%) of the amount of the payment to defray the overhead expenses of Lender incident to the delay.

4. SECURITY; LOAN DOCUMENTS.

This Note is secured by a Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (“Deed of Trust”) covering real and personal property located in Clark County, Washington. The Deed of Trust contains provisions requiring Lender’s prior written consent to a transfer or further encumbrance of such property. This Note, the Deed of Trust, and all other related documents and instruments are collectively referred to in this Note as the “Loan Documents”.

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5. EVENTS OF DEFAULT.

The occurrence of any one or more of the following shall be an Event of Default under this Note:

(a) The failure to make any payment under this Note, the Deed of Trust, or any of the other Loan Documents when due.

(b) The occurrence of an Event of Default as defined under any of the other Loan Documents.

6. REMEDIES; DEFAULT INTEREST.

Upon any Event of Default, Lender may declare the entire principal balance and all accrued interest immediately due and payable. Whether or not Lender exercises such option to accelerate, the entire principal balance, all accrued interest, and all other amounts payable under the Loan Documents shall bear interest from the date of such Event of Default at a per annum default rate (“Default Rate”) of twelve percent (12%) per annum. Such default interest shall be payable on demand. Lender’s failure to exercise any right or remedy shall not be a waiver of the right to exercise the same. The foregoing remedies shall be in addition to all other rights and remedies of Lender under the Loan Documents.

7. COLLECTION EXPENSES.

Borrower shall reimburse Lender on demand for all reasonable legal fees and other costs and expenses incurred in collecting or enforcing this Note or any of the other Loan Documents, in protecting or realizing on any collateral, or in otherwise protecting or enforcing Lender’s rights under this Note or any of the other Loan Documents. Such fees, costs and expenses shall include those incurred with or without suit and in any appeal, any petition for review, any arbitration or mediation, any action contesting or seeking to restrain, enjoin, stay or postpone the exercise of any remedy of Lender, any post-judgment collection proceedings, any probate proceedings, any state or federal bankruptcy or insolvency or receivership proceedings, and in connection with all negotiations, documentation, and other actions relating to any workout, compromise, settlement or satisfaction of any of the indebtedness evidenced by this Note or any obligations of Borrower under any of the Loan Documents. All such costs, expenses and fees shall bear interest from the date of disbursement at the Default Rate and payment of the same shall be secured by the Deed of Trust.

8. WAIVERS.

Borrower waives all notices required by law, including without limitation presentment and demand for payment, protest, and notice of demand, protest, dishonor and nonpayment.

9. ASSIGNMENT OF NOTE BY LENDER.

The term “Lender” shall include any subsequent holder of or participant in this Note and the other Loan Documents. Lender may assign the Loan Documents in whole or in part. Lender may make available to any proposed assignee or participant all credit and financial data with respect to Borrower as may be in the possession of Lender. Borrower agrees to provide any additional information that any proposed assignee or participant may reasonably request.

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10. MISCELLANEOUS.

(a) Borrower warrants and represents that all funds advanced under this Note shall be applied to and are intended solely for business or commercial purposes, and none of such funds will be used for personal, family or household purposes.

(b) This Note shall be construed, enforced and otherwise governed by the laws of the State of Washington.

(c) Any notice to Borrower under this Note shall be given in the manner specified in the Deed of Trust and shall be effective as provided therein.

(d) Time is of the essence of this Note and of the payments and performances hereunder and under the Deed of Trust.

EACH BORROWER ACKNOWLEDGES JOINT AND SEVERAL LIABILITY FOR PAYMENT OF ALL AMOUNTS OWING UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS AND AGREES THAT LENDER DOES NOT HAVE TO FORECLOSE ITS DEED OF TRUST OR ANY OTHER LIENS ON ANY COLLATERAL BEFORE DEMANDING FULL PAYMENT FROM EITHER BORROWER.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN OR IN ANY OTHER LOAN DOCUMENT, THE DEED OF TRUST SHALL NOT SECURE THE OBLIGATIONS OF BORROWER UNDER THAT CERTAIN HAZARDOUS SUBSTANCE AND BUILDING LAWS INDEMNITY REGARDING HAZARDOUS MATERIALS DATED AS OF EVEN DATE HEREWITH, MADE BY BORROWER IN FAVOR OF LENDER (THE “INDEMNITY AGREEMENT”) OR THE SUBSTANTIAL EQUIVALENT OF THE OBLIGATIONS ARISING UNDER THE INDEMNITY AGREEMENT. ALL OF SUCH OBLIGATIONS (AND THE SUBSTANTIAL EQUIVALENTS THEREOF) SHALL CONSTITUTE THE SEPARATE, UNSECURED FULL RECOURSE OBLIGATIONS OF BORROWER AND SHALL NOT BE DEEMED TO BE EVIDENCED BY THIS NOTE, OR SECURED BY THE DEED OF TRUST.

NOTICE: ORAL AGREEMENTS, PROMISES, OR COMMITMENTS TO: (1) LOAN MONEY, (2) EXTEND CREDIT, (3) MODIFY OR AMEND ANY TERMS OF THE LOAN DOCUMENTS, (4) RELEASE ANY GUARANTOR, (5) FORBEAR FROM ENFORCING REPAYMENT OF THE LOAN OR THE EXERCISE OF ANY REMEDY UNDER THE LOAN DOCUMENTS, OR (6) MAKE ANY OTHER FINANCIAL ACCOMMODATION PERTAINING TO THE LOAN ARE ALL UNENFORCEABLE UNDER WASHING TON LAW.

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BORROWER

/s/ Patrick T. Files, Jr.
PATRICK T. FILES, JR.
Taxpayer Identification No.:__________________________

/s/ Jennifer S. Files
JENNIFER S. FILES
Taxpayer Identification No.:__________________________

Borrower Address:_________________________________

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